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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  FEBRUARY 27, 1997


                         FLEXTRONICS INTERNATIONAL LTD.
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             (Exact name of Registrant as specified in its charter)


                                    SINGAPORE
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                 (State or other jurisdiction of incorporation)



     0-23354                                                 NOT APPLICABLE
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   (Commission                                             (IRS Employer
   File Number)                                            Identification No.)


514 CHAI CHEE LANE, #04-13, BEDOK INDUSTRIAL ESTATE, SINGAPORE          469029
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            (Address of principal executive offices)                  (Zip Code)


                                  (65) 449-5255
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              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

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ITEM 5:  OTHER EVENTS.

              On February 27, 1997, Flextronics International Ltd. issued a press release, in accordance with Rule 135c under the Securities Act of 1933, as amended, stating as follows:

              Flextronics International Ltd. today announced that it is contemplating an offering of senior subordinated notes due 2007 in a private placement under Rule 144A and expects to enter into agreements with investment banking firms with respect to the sale of such notes.

              The Company currently anticipates that the aggregate principal amount of the notes will be approximately $100 million.

              The notes have not been and will not be registered under the Securities Act of 1933, as amended, or applicable state or foreign securities laws, and may not be offered or sold in the United States absent registration under federal and applicable state securities laws or an available exemption from such registration requirements.

              Flextronics International Ltd. offers advanced contract manufacturing services of sophisticated electronics for original electronics manufacturers (OEMs) in the medical, consumer, computer and communications industries. The Company serves OEMs from its manufacturing facilities in North America, Asia, and Europe.

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                                    SIGNATURE


              Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       FLEXTRONICS INTERNATIONAL LTD.




Date:  March 11, 1997                  By:  /s/ Michael Marks
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                                            Michael E. Marks
                                            Chairman and Chief Executive Officer